Exhibit 10.
EXCHANGE AGREEMENT

This Exchange Agreement, dated January 11, 2008, is made by Howard Ullman, a natural person, (“Shareholder”) and CHDT Corporation, a Florida corporation, (“CHDT”).  CHDT and Shareholder may hereinafter also be referred to individually as a “party” and collectively as the “parties.”

For good and valuable consideration, the sufficiency of which is hereby acknowledged by each party, the parties agree as follows:

1.
Exchange. Subject to the terms and conditions of this Agreement, CHDT hereby agrees to issue 750,075 shares of Series B Convertible Preferred Stock, $0.10 par value, (“Preferred Stock”) to Shareholder in exchange for 50,000,000 shares of CHDT Common Stock, $0.0001 par value, beneficially owned by the Shareholder and the Shareholder hereby agrees to said exchange.   The foregoing securities exchange shall hereinafter be referred to as the “Exchange.”  The Exchange shall be consummated at a closing to occur at CHDT executive offices on or before January 24th , 2008.  CHDT shall pay any transfer fees applicable to the Exchange.

2.
Conversion. The parties agree that the shares of Preferred Stock shall be convertible into 45,000,000 shares of Common Stock upon demand of the Shareholder, which demand shall not be made prior to January 11, 2009.

3.
Consideration. The consideration for the Exchange is the issuance of the Preferred Stock issued to the Shareholder in the Exchange as well as the benefit derived by the Shareholder, as the principal equity owner of CHDT, in providing the shares of Common Stock to CHDT.

4.
Restricted Securities. The parties agree and understand that the shares of Common Stock and shares of Preferred Stock issued in the Exchange shall be “restricted securities” under Rule 144 of the Securities Act of 1933, as amended.

5.
Conditions. The Exchange has been or must be approved by the independent directors of CHDT prior to the consummation of the Exchange. If the independent directors of CHDT do not approve the Exchange by a majority vote, each such director having one vote, then the parties agree to terminate the Exchange prior to consummation and to terminate this Agreement without any liability whatsoever attaching to either party.

6.
Indemnification. Except when prohibited by applicable laws or public policy, each party agrees to indemnify the other party for any and all damages, judgments, awards, sanctions, penalties, fines, costs (including reasonable attorneys’ fees), losses of any kind whatsoever, interest and other liabilities of any kind whatsoever resulting from or arising from the Exchange or this Agreement.

7.	Entire Agreement. This Agreement is the entire agreement of the parties in respect of the Exchange and this Agreement may only be amended or changed by a writing signed by all of the parties.
8.	Counterparts. This Agreement shall be signed in multiple counterparts, each one being the same agreement and instrument.
9.	Survival. If any provision of this Agreement is determined to be illegal, unenforceable or invalid by a court, then the remaining provisions shall constitute the entire agreement of the parties.
10.
Mandatory Arbitration. Any dispute, claim or controversy arising out of or relating to the Exchange, this Agreement or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate, shall be determined by arbitration in Miami, Florida before one arbitrator. At the option of the first to commence an arbitration, the arbitration shall be administered either by JAMS pursuant to its Streamlined Arbitration Rules and Procedures (or such other applicable rules if the Streamlined Arbitration Rules and Procedures are not appropriate). Judgment on the Award may be entered in any court having jurisdiction. This Section 10 shall not preclude parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction. The arbitrator may, in the award, allocate all or part of the costs of the arbitration, including the fees of the arbitrator and the reasonable attorneys’ fees of the prevailing party.

11.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without reference to any choice of law or conflict of law doctrines of that state.

AGREED AND ACCEPTED BY:

CHDT CORP., a Florida corporation

By:____/s/_Gerry McClinton_________________
Gerry McClinton, Chief Operating Officer

HOWARD ULLMAN

_____/s/ Howard Ullman_______________________________________________